Exhibit 16(v) under Form N-1A
Exhibit 99 under Item 601/Reg.S-K


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

Schedule for Computation      Initial
of Fund Performance Data      Invest of:   $1,000
                              Offering
G P INTERMED BOND FUND        Price/
                              Share=       $10.31
Return Since Inception
  ending 2/28/98              NAV=         $10.00

FYE:  August 31
                                           Begin                            Capital   Reinvest   Ending                   Total
DECLARED: DAILY               Reinvest     Period           Dividend        Gain      Price      Period         Ending    Invest
PAID:  MONTHLY                Dates        Shares           /Share          /Share    /Share     Shares         Price     Value
                              9/30/97      96.993           0.003563404     0.00000   $9.98      97.028         $9.98     $968.34
                              10/31/97     97.028           0.049173978     0.00000   $10.10     97.500         $10.10    $984.75
                              11/30/97     97.500           0.048965727     0.00000   $10.08     97.974         $10.08    $987.58
                              12/31/97     97.974           0.050311298     0.00000   $10.13     98.460         $10.13    $997.40
                              1/31/98      98.460           0.050284158     0.00000   $10.24     98.944         $10.24    $1,013.19
                              2/28/98      98.944           0.046769875     0.00000   $10.17     99.399         $10.17    $1,010.89




$1,000 (1+T) =                End Value

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